EXHIBIT 10.4


                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                            NONQUALIFIED STOCK OPTION
                              TERMS AND CONDITIONS


Date of Grant:               July 16, 2003

Number of Optioned Shares:   See "Shares Granted/Awarded" (Grant Acknowledgement
                             screen)

Option Price:                $31.13

Expiration Date:             July 16, 2013

Vesting Schedule:*           1st Anniversary    33 1/3 Percent of Number of
                                                Optioned Shares
                             2nd Anniversary    33 1/3 Percent of Number of
                                                Optioned Shares
                             3rd Anniversary    33 1/3 Percent of Number of
                                                Optioned Shares

The following TERMS AND CONDITIONS (these "Terms and Conditions") are set forth as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental") and, with its subsidiaries, (the "Company"), and the Eligible Employee receiving this grant (the "Optionee").

1. GRANT OF STOCK OPTION. Occidental grants to the Optionee as of the Date of Grant a stock option (this "Option") to purchase up to the number of Optioned Shares at the Option Price, from time to time, in accordance with these Terms and Conditions and the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time (the "Plan"). This Option shall not be an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto.

2. TERM OF OPTION. The term of this Option begins on the Date of Grant and expires on the tenth anniversary of the Date of Grant (the "Expiration Date") unless it is terminated earlier as provided in Section 6.

3. RIGHT TO EXERCISE. Unless this Option has expired, terminated, or accelerated, on each anniversary of the Date of Grant the amount of Optioned Shares indicated above in the Vesting Schedule for such anniversary will become exercisable on a cumulative basis until this Option is fully exercisable. In the event that the Vesting Schedule results in fractional shares, the fractional shares will be rounded to the nearest whole share as follows: for Optioned Shares vesting on the first anniversary, the fraction will be rounded up to the nearest whole number; for Optioned shares vesting on the third anniversary, the fraction will be rounded down to the nearest whole number; and for Optioned Shares vesting on the second anniversary, the fraction will be rounded up or down to the nearest whole number as necessary so that the sum of the three tranches of Optioned Shares will equal the total number of Optioned Shares. This Option may be exercised, in whole or in part, only for the number of Optioned Shares that are vested on the date of exercise. The last date to exercise this Option is the New York Stock Exchange trading day prior to the earlier of the date this Option terminates and the Expiration Date.

4. OPTION NONTRANSFERABLE. This Option may not be transferred nor assigned by the Optionee other than to a beneficiary designated on a form approved by the Company, by will or, if the Optionee dies without designating a beneficiary or a valid will, by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee, or in the event of his or her legal incapacity, a properly appointed guardian or legal representative, may exercise this Option.

5.   NOTICE OF EXERCISE; PAYMENT.

     (a) To exercise this Option, the Optionee must give oral or written notice to Occidental or any agent designated by Occidental to administer grants made under the Plan. If Occidental has designated an agent, notice must be given to the agent to be effective. The notice of exercise must state the number of Optioned Shares for which this Option is being exercised and the manner of payment. The date the notice is received is the exercise date unless (i) notice is received after the close of trading on the New York Stock Exchange or on a day which is not a New York Stock Exchange trading day, in which case the exercise date is the next trading day on the New York Stock Exchange, or (ii) if limit orders are permitted by the Administrator or any agent designated by Occidental and the notice contains a limit order in accordance with the procedures established by the Administrator or the agent, then the exercise date is the trading date on the New York Stock Exchange during the limit order period on which the price of the Common Stock traded on the New York Stock Exchange reaches the price specified in the notice and there is a single buyer willing to purchase the total number of shares specified in the notice. The Optionee understands that limit orders will be processed in the order received and there can be no assurances that there will be sufficient buyers to process all limit orders received. If requested, any oral notice of exercise shall be confirmed in writing the same day before the close of trading on the New York Stock Exchange.

     (b) Payment equal to the aggregate Option Price of the Optioned Shares must be:

          (i) in cash in the form of a certified or cashiers check or wire transfer,

          (ii) by actual or constructive transfer to Occidental of nonforfeitable, nonrestricted Common Shares acquired by the Optionee more than six (6) months prior to the date of exercise, or

          (iii) by any combination of the foregoing methods of payment.

Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value on the date of exercise. The requirement to pay cash shall be satisfied if the Optionee makes arrangements with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the Optioned Shares, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus the amount of any taxes required to be withheld, and pursuant to which the broker undertakes to deliver the amount of the aggregate Option Price plus the amount of any taxes required to be withheld, not later than the date on which the sale transaction will settle in the ordinary course of business.

     (c) If pursuant to the Occidental Petroleum Corporation Deferred Stock Program (the "Deferral Program") the Optionee has elected to defer any gain realized upon exercise of this Option, exercise of this Option will be made pursuant to the terms and conditions of the Deferral Program.

6. TERMINATION OF RIGHT TO EXERCISE. The right to exercise this Option terminates automatically and without further notice on the date the Optionee ceases to be an employee of the Company for any reason whatsoever, except as follows:

     (a) IF THE OPTIONEE DIES, the Optioned Shares will vest immediately as of the date of the Optionee's death for the full number of Optioned Shares, and this Option may be exercised up to the Expiration Date by a transferee acceptable under Section 4.

     (b) IF THE OPTIONEE BECOMES PERMANENTLY AND TOTALLY DISABLED, the Optioned Shares will continue to vest in accordance with the Vesting Schedule, and this Option may be exercised up to the Expiration Date. For purposes of these Terms and Conditions, "to be permanently and totally disabled" means to be unable to engage in any substantial gainful activity by reason of an impairment which can be expected to result in death or which has lasted, or can be expected to last for a continuous period of at least twelve (12) months.

     (c) IF THE OPTIONEE RETIRES, the Optioned Shares will continue to vest in accordance with the Vesting Schedule, and this Option may be exercised up to the Expiration Date. For purposes of these Terms and Conditions, "retire" means to retire either under a Company-sponsored retirement plan or with the consent of the Company.


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


     (d) IF THE OPTIONEE TERMINATES EMPLOYMENT WITH THE COMPANY FOR ANY REASON OTHER THAN DEATH, PERMANENT AND TOTAL DISABILITY, RETIREMENT OR CAUSE (WHETHER OR NOT IN BREACH OF LOCAL LABOR LAWS), the Optioned Shares will cease to vest as of the close of business on the last day of Optionee's active employment, and this Option may be exercised up to the sooner of (i) three (3) months following the last day of Optionee's active employment and (ii) the Expiration Date but only for the number of Optioned Shares exercisable as of the Optionee's last day of employment pursuant to the Vesting Schedule. For the purposes of these Terms and Conditions, "cause" means the Optionee's (w) failure to satisfactorily perform the duties of his or her job or negligence in carrying out the Company's legal obligations, (x) refusal to carry out any lawful order of the Company, (y) breach of any legal duty to the Company; or (z) conduct constituting moral turpitude or conviction of a crime which may diminish Optionee's ability to effectively act on the Company's behalf or with or on behalf of others.

For the purposes of these Terms and Conditions, the continuous employment of the Optionee with the Company will not be interrupted, and the Optionee will not be deemed to cease to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its affiliates or an approved leave of absence. The Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of this Option grant.

7. ACCELERATION OF OPTION. If a Change in Control Event as defined in the Plan occurs, this Option shall become immediately exercisable for the full number of Optioned Shares unless prior to the occurrence of the Change in Control Event, the Administrator, as provided in Section 6.1 of the Plan, determines that such Event will not accelerate this Option or that acceleration will occur for only part of this Option or at a different time. Any such determination by the Administrator is binding on the Optionee.

8. NO EMPLOYMENT CONTRACT. Nothing in these Terms and Conditions confers upon the Optionee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

9. TAXES AND WITHHOLDING. If the Company must withhold any federal, state, local or foreign tax in connection with the exercise of this Option, the Optionee must pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may satisfy all or any part of any such withholding obligation by surrendering to the Company or any agent designated by the Company to administer grants made under the Plan, Common Shares that satisfy the requirements of Section 5(b)(ii) or a portion of the Common Shares that are issued to the Optionee upon the exercise of this Option. Any Common Shares so surrendered by the Optionee shall be credited against the Optionee's withholding obligation at their Fair Market Value on the date of exercise.

10. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal, state and foreign securities laws; however, this Option is not exercisable if its exercise would result in a violation of any such law.

11. ADJUSTMENTS. The Option Price and the number or kind of shares of stock covered by this Option may be adjusted as the Administrator determines pursuant to Section 6.2 of the Plan in order to prevent dilution or expansion of the Optionee's rights under these Terms and Conditions as a result of events such as stock dividends, stock splits, or other change in the capital structure of Occidental, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect. If any such adjustment occurs, the Company will give the Optionee written notice of the adjustment containing an explanation of the nature of the adjustment.

12. RELATION TO OTHER BENEFITS. The benefits received by the Optionee under these Terms and Conditions will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Optionee under any life insurance plan covering employees of the Company. The grant of this option does not create any contractual or other right to receive future grants of options, or benefits in lieu of Options, even if Optionee has a history of receiving Options or other stock awards.


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


13. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to these Terms and Conditions to the extent it is applicable to these Terms and Conditions; however, no amendment will adversely affect the rights of the Optionee under these Terms and Conditions without the Optionee's consent.

14. SEVERABILITY. If one or more of the provisions of these Terms and Conditions is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of these Terms and Conditions, and the remaining provisions of these Terms and Conditions will continue to be valid and fully enforceable.

15. RELATION TO PLAN; INTERPRETATION. These Terms and Conditions are subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between these Terms and Conditions and the Plan, the provisions of the Plan control. Capitalized terms used in these Terms and Conditions without definition have the meanings assigned to them in the Plan. References to Sections are to Sections of these Terms and Conditions unless otherwise noted.

16. ADMINISTRATIVE PROCEDURES. The Administrator, directly or through its agent, reserves the right to adopt procedures with respect to the exercise of this Option. In the event of any inconsistent provisions between such procedures, these Terms and Conditions and the Plan, the provisions of the Plan control.

17. SUCCESSORS AND ASSIGNS. Subject to Section 4, the provisions of these Terms and Conditions shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

18. GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of these Terms and Conditions.

19. NOTICES. Except as the Company may otherwise direct for exercise notices, any notice to the Company provided for in these Terms and Conditions will be given to its Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, and any notice to the Optionee will be addressed to the Optionee at his or her address currently on file with the Company. Except as provided in Section 5 for exercise notices, any written notice will be deemed to be duly given when received if delivered personally or sent by telecopy, e-mail, or the United States mail, first class registered mail, postage and fees prepaid, and addressed as provided in this paragraph. Any party may change the address to which notices are to be given by written notice to the other party as specified in the preceding sentence.

20. PRIVACY RIGHTS. The Company and the Optionee's employer hold or may receive from any agent designated by the Company or any broker involved in the exercise or sale of shares covered by this Option certain personal information about the Optionee, including, but not limited to, the Optionee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Occidental, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee's favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws ("Data"). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Optionee's country or elsewhere, and may have different data privacy laws and protections than the Optionee's country. By accepting these Terms and Conditions, the Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above, including transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Common Shares acquired upon exercise of the Option. The Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Administrator in writing. Refusing or withdrawing consent may affect the Optionee's ability to participate in the Plan.

21. ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to this Option granted under the Plan or any future options that may be granted under the Plan (if any) by electronic means or to request the Optionee's consent to participate in the Plan by electronic


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


means. The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

22. SUPPLEMENTAL INFORMATION FOR CHILE AND COLOMBIA. Additional information regarding laws in effect in Chile and Colombia follow in Supplement #1 (Chile) and Supplement #2 (Colombia), and should be reviewed by Optionees residing in these countries.

23. OPTIONEE'S REPRESENTATIONS AND RELEASES. By accepting the award, the Optionee acknowledges that the Optionee has read these Terms and Conditions and understands that the (i) grant of this Option is made voluntarily by Occidental in its discretion with no liability on the part of any of its direct or indirect subsidiaries and that, if the Optionee is not an employee of Occidental, the Optionee is not, and will not be considered, an employee of Occidental but the Optionee is a third party (employee of a subsidiary) to whom this Option is granted; (ii) the future value of the Optioned Shares cannot be predicted and Occidental does not assume liability in the event the Option has no value in the future or of any loss to the Optionee from this Option or the Optioned Shares; and, (iii) subject to the terms of any tax equalization agreement between the Optionee and the entity employing the Optionee, the Optionee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction.

In consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Common Shares purchased through exercise of this Option resulting from termination of the Optionee's employment by the Company or the Optionee's employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and, if not Occidental, the Optionee's employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting these Terms and Conditions, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

*FOR OPTIONEES WHO RECEIVE BOTH AN INCENTIVE STOCK OPTION GRANT AND A NON-QUALIFIED STOCK OPTION GRANT ON THE DATE OF GRANT, THE VESTING SCHEDULES FOR THE COMBINED GRANTS WILL RESULT IN THE VESTING OF 33 1/3 PERCENT OF THE TOTAL GRANTED OPTIONS ON EACH ANNIVERSARY, AS STATED IN THE VESTING SCHEDULE. HOWEVER, EACH GRANT INDIVIDUALLY MAY NOT VEST 33 1/3 PERCENT PER YEAR, DUE TO REGULATORY RESTRICTIONS REGARDING INCENTIVE STOCK OPTIONS. PURSUANT TO THE CODE, TO THE EXTENT THAT THE AGGREGATE FAIR MARKET VALUE OF STOCK WITH RESPECT TO WHICH INCENTIVE STOCK OPTIONS (UNDER ALL PLANS OF OCCIDENTAL), ARE EXERCISABLE FOR THE FIRST TIME DURING A CALENDAR YEAR EXCEEDS $100,000, SUCH OPTIONS SHALL BE TREATED AS NON-QUALIFIED STOCK OPTIONS. THIS RULE IS APPLIED BY TAKING OPTIONS INTO ACCOUNT IN THE ORDER IN WHICH THEY WERE GRANTED AND DETERMINING THE FAIR MARKET VALUE OF THE STOCK AT THE TIME THE OPTION WAS GRANTED. YOU MAY VIEW ONLINE A SPECIFIC VESTING SCHEDULE FOR YOUR GRANT BY SELECTING THE "GRANT SUMMARY" SCREEN, CLICK ON THE GRANT DATE AND SELECT THE "VIEW DETAIL & HISTORY" BUTTON.





                                  SUPPLEMENT #1
        OCCIDENTAL PETROLEUM CORPORATION 2001 INCENTIVE COMPENSATION PLAN
                     EMPLOYEE INFORMATION SUPPLEMENT - CHILE


This supplement is based on the laws in effect in Chile as of May 2003. Such laws are often complex and subject to change. As a result, the information contained in the supplement may be out of date at the time you exercise your option or sell shares acquired under the Plan.


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


In addition, the supplement is general in nature. It may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, please seek appropriate professional advice if you have any questions about your specific situation.

If you are a citizen or resident of another country for local law purposes, the information contained in the supplement may not be applicable to you.

OPTION TERMS AND CONDITIONS
---------------------------

If the Formal Exchange Market is not used (see below), we recommend that you keep a copy of these Terms and Conditions. You should keep these Terms and Conditions in the event that the Chilean tax authorities request evidence regarding the grant date and Option price. You should also retain as evidence any certificates and/or reports with respect to the grant and exercise of the Options and the sale of shares received from Occidental or its U.S. broker/Plan administrator in order to evidence the number of shares purchased and sold and the purchase and sale price of the shares, as applicable.

SECURITIES LAW NOTIFICATION
---------------------------

Pursuant to Ruling No. 99 of 2000 issued by the Chilean Superintendence of Securities (the "CSS"), neither Occidental nor the shares issuable upon the exercise of Options will be registered under the Registry of Securities or under the control or supervision of the CSS.

EXCHANGE CONTROL NOTIFICATION
-----------------------------

To participate in the Plan, you must comply with exchange control requirements and reporting obligations in Chile. These obligations may require use of the Formal Exchange Market. Generally speaking, Chapter XII of the Foreign Exchange Regulations of the Central Bank of Chile governs the transfer of funds in excess of US$10,000 out of Chile for the purpose of making investments, deposits or granting loans abroad. It is your responsibility to comply with the applicable exchange control regulation and to register any investments when necessary with the Chilean Internal Revenue Service (the "CIRS"). Such registration is one of the requirements that will allow you to claim a credit against Chilean income taxes for any U.S. withholding taxes paid abroad.

If you exercise your Options with cash and remit funds in excess US$10,000, the remittance must be made through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). In such case, you must sign an affidavit, being Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations ("Annex 1"), which can be obtained from the individual bank or be downloaded from the Central Bank's website at www.bcentral.cl. The commercial bank or registered foreign exchange office will notify the Central Bank of the transaction and submit a copy of the affidavit within one banking day of the remittance.

For investments made abroad using cash in an amount equal to or less than US$10,000, you are not required to submit any type of report or filing to the Central Bank in connection with the exercise of Options.

If you exercise your Options using the cashless exercise method, you must sign an affidavit in the form of Annex 1 and file it directly with the Central Bank within 10 days of the exercise date where the total Option price exceeds US$10,000. This exchange control notification requirement will be applicable because, in exercising your Options using the cashless method of exercise, you dispose of funds outside of Chile to make an investment in shares of Occidental in an amount in excess of US$10,000.

You are not required to repatriate funds obtained from the sale of shares or the receipt of dividends. If you freely elect to repatriate such funds, you must do it through the Formal Exchange Market if the funds are in an amount in excess of US$10,000. In connection with such repatriation, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds, and you are required to complete and sign Annex 1. The commercial bank or registered foreign exchange office will submit this form to the Central Bank within a day of receipt of the foreign currency.


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


If you register your investment in shares of Occidental acquired upon the exercise of the Options with the CIRS, you will likely be subject to capital gains tax only on the difference between the sales proceeds and the Option price. If you do not register your investment with the CIRS, you will likely be subject to capital gains tax on the entire sale proceeds, unless you can provide enough documentary evidence of the acquisition cost as described in the Option Agreement paragraph above. It is likely that you will be able to register your investment in shares of Occidental with the CIRS only if the shares were acquired with funds remitted through the Formal Exchange Market (i.e., if transfer of funds was in excess of US$10,000 and your Options were exercised with cash). If your remittance of funds is equal to or less than US$10,000, though you are not required to, we recommend that you use the Formal Exchange Market to remit the funds. Officers of the CIRS have indicated that you may register your investment in shares with the CIRS, provided you are able to show to the CIRS that the remittance was made through the Formal Exchange Market. In this regard, a letter issued by the relevant commercial bank or exchange office or a copy of Annex 1 filed in connection with the remittance should allow registration of the investment with the CIRS. As mentioned below, registration of the investment with the CIRS is one of the requirements to claim the tax credit in Chile for income taxes paid in the U.S. on dividends paid or capital gains realized from the sale of Occidental shares.

To register your investment with the CIRS, you will be required to file a sworn statement in the prescribed form with the CIRS before the end of the calendar month following the date on which the investment was made, enclosing a copy of the affidavit (Annex 1) used to report the transaction to the Central Bank or, for remittances equal to or less than US$10,000, a letter issued by the commercial bank or exchange office showing that the remittance was made through the Formal Exchange Market.

If you have remitted funds equal to or less than US$10,000 or used the cashless exercise method to exercise Options such that the shares will not be registered with the CIRS, Occidental may (but is not obligated to) provide you with evidence of the cost of your investment under the Plan. Such evidence must be issued outside of Chile, duly notarized and consularized subsequently properly legalized in Chile.

Where your aggregate investments held outside of Chile exceed US$100,000 (including any investments made with respect to your Options), you must report the investments to the Central Bank within 90 days of the end of each calendar year. Annex 4 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

ANNUAL REPORT TO THE CIRS
-------------------------

Pursuant to Rulings No. 45 of 2002 and No. 6 of 2003, issued by the CIRS, taxpayers must report annually to the tax authority (i) investments held abroad for which the taxpayer participates directly or indirectly in the direction, control, equity or profits; and (ii) taxes paid abroad that the taxpayer will use as a credit against Chilean income taxes.

This reporting obligation is effective beginning the 2003 tax year and must be complied with by completing and submitting to the CIRS before March 15 of each year a sworn statement--Formulario 1851 to report investments held abroad and Formulario 1853 to report the taxes paid abroad. The sworn statements or Formularios can be found on the CIRS web page (www.sii.cl). As of the date of this supplement, the Formularios must be submitted electronically through the CIRS web page.

You are advised to seek professional advice as to how tax and other laws in Chile apply to your specific situation.



SUPPLEMENT #2
OCCIDENTAL PETROLEUM CORPORATION 2001 INCENTIVE COMPENSATION PLAN
EMPLOYEE INFORMATION SUPPLEMENT - COLOMBIA


This supplement is based on the laws in effect in Colombia as of June 2002. Such laws are often complex and subject to change. As a result, the information contained in the supplement may be out of date at the time you exercise your option or sell shares acquired under the Plan.

In addition, the supplement is general in nature. It may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, please seek appropriate professional advice if you have any questions about your specific situation.

If you are a citizen or resident of another country for local law purposes, the information contained in the supplement may not be applicable to you.

EXCHANGE CONTROL NOTIFICATION
-----------------------------

Colombian residents may hold foreign investments without any government approval provided certain notifications are made. Investments and assets located abroad are subject to registration with the Bank of the Republic if the investment is made through the official foreign exchange market. Remittances made through an authorized bank (local financial institution) will qualify as an investment made through the official foreign exchange market. The authorized financial institution will automatically register the investment with the Bank of the Republic based on the exchange declaration presented for purposes of making the investment abroad. Any foreign investment made through an authorized bank must be repatriated to Colombia upon liquidation. If no funds are remitted from Colombia to purchase the shares because a cashless for shares exercise method is used (selling only enough shares to cover the option price and any brokerage fees), then you will need to register the foreign investment with the Colombia Bank of the Republic only if you hold assets abroad which exceed the equivalent of US$500,000. If a cashless for cash exercise method is used to purchase shares under the Plan, then you do not need to register the investment because no funds are remitted from Colombia and no shares will be held abroad.


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